UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 23, 2011
Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430

(Commission File Number)	(IRS Employer Identification No.)

90 South 7th Street
Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(877) 867-7378
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 23, 2011, the board of directors of Wachovia Preferred Funding Corp. (“WPFC”) appointed Timothy J. Sloan as WPFC’s Chief Financial Officer, effective immediately. Mr. Sloan, age 50, has served as Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company (“Wells Fargo”) since February 8, 2011, as Senior Executive Vice President and Chief Administrative Officer of Wells Fargo from September 2010 to February 2011, and as Executive Vice President of Wholesale Banking with Wells Fargo Bank, National Association, from August 2003 to September 2010. Mr. Sloan joined Wells Fargo in 1987. Wells Fargo is WPFC’s indirect parent corporation.
     Mr. Sloan will not receive any separate compensation for his service as an executive officer of WPFC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.
Date: February 24, 2011	By:	/s/ Ross E. Jeffries, Jr.
		Name:	Ross E. Jeffries, Jr.
		Title:	Corporate Secretary